UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2011

CRI HOTEL INCOME PARTNERS, L.P.
(Exact Name of Issuer as Specified in its Charter)

Delaware	33-11096	52-1500621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, MD	20852
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 468-9200

(Former name or former address, of changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐      Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CRI Hotel Income Partners, L.P., a Delaware limited partnership (“Registrant), as Seller, entered into a Purchase and Sale Contract dated as of September 29, 2011 (the “Contract”) with Girish Patel, Kishor Patel, Pravin Patel, Anantkumar Patel and Bipin Patel, collectively, as Purchaser, for the sale of the real and personal property located known and operated as the Clearwater Days Inn located at 3910 Ulmerton Road, Clearwater, Florida 33767 (the "Property") for a sale price of Two Million Dollars ($2,000,000).

The sale of the Property is expected to occur on or about November 29, 2011 but may be extended by the Purchaser until January 16, 2012. There is no assurance that the Purchaser will be able to purchase the Property on the terms set forth in the Contract or at all.  Closing of the purchase and sale is subject to customary conditions.

The foregoing description of the Contract and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Contract which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. 10.1
Purchase and Sale Contract dated September 29, 2011, by and between CRI Hotel Income Partners, L.P., a Delaware limited partnership, and Girish Patel, Kishor Patel, Pravin Patel, Anantkumar Patel and Bipin Patel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRI HOTEL INCOME PARTNERS, L.P.
(Registrant)

by: CRICO Hotel Associates I, L.P.
General Partner

by: C.R.I., Inc.
Managing General Partner

October 19, 2011	by: /s/ H. William Willoughby
DATE	H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase and Sale Contract dated September 29, 2011, by and between CRI Hotel Income Partners, L.P., a Delaware limited partnership, and Girish Patel, Kishor Patel, Pravin Patel, Anantkumar Patel and Bipin Patel